Exhibit 5.1

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Somaxon Pharmaceuticals, Inc.
3570 Carmel Mountain Road, Suite 100
San Diego, CA 92130
Re:	Registration Statement No. 333-167789 on Form S-3; 8,800,000 shares of Common Stock, par value $0.0001 per share
Ladies and Gentlemen:
     We have acted as special counsel to Somaxon Pharmaceuticals, Inc., a Delaware corporation (the "Company”), in connection with the proposed issuance of up to 8,800,000 shares of common stock, $0.0001 par value per share (the “Shares”). The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 25, 2010 (File No. 333-167789) (as so filed, the “Registration Statement”), a base prospectus dated July 15, 2010 included in the Registration Statement (the “Base Prospectus”), each document that the Company has identified as an “issuer free writing prospectus” (as defined in Rules 433 and 405 under the Act) that is described on Exhibit A hereto (the “Specified IFWP”), a prospectus supplement dated November 18, 2010 filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”), and an underwriting agreement dated November 18, 2010 between Piper Jaffray & Co. (the “Underwriter”) and the Company (the “Underwriting Agreement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Specified IFWP or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the

November 24, 2010

General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Underwriting Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.
     We bring your attention to the fact that an investment fund affiliated with Latham & Watkins LLP and certain of the attorneys in the firm rendering legal services in connection with the offering own certain securities of the Company.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated November 24, 2010 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP

November 24, 2010

EXHIBIT A
SPECIFIED ISSUER FREE WRITING PROSPECTUS
Issuer free writing prospectus dated November 19, 2010 filed by Somaxon Pharmaceuticals, Inc. on November 19, 2010 pursuant to Rule 433 of the Securities Act of 1933, as amended.